As filed with the Securities and Exchange Commission on December 18, 2003.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 18, 2003


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


         Florida                         1-13666                59-3305930
(State or other jurisdiction     (Commission file number)      (IRS employer
    of incorporation)                                        identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.             Other Events.
                    ------------

                    On December 18, 2003, the Company issued a news release entitled "Darden Restaurants Reports Second Quarter Earnings Per Diluted Share of 18 Cents," a copy of which is being filed herewith as Exhibit 99.




Item 7.             Financial Statements and Exhibits.

                    (c) Exhibits.

                        Exhibit Number
                        (by reference to
                         Item 601 of
                         Regulation S-K)     Description

                              99 Press Release dated December 18, 2003, entitled "Darden Restaurants Reports Second Quarter Earnings Per Diluted Share of 18 Cents."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 18, 2003                DARDEN RESTAURANTS, INC.



                                         By:   /s/ Paula J. Shives
                                            -----------------------------------
                                            Paula J. Shives
                                            Senior Vice President
                                            General Counsel and Secretary

                                INDEX TO EXHIBITS


Exhibit Number        Description of Exhibit


         99 Press Release dated December 18, 2003, entitled "Darden Restaurants Reports Second Quarter Earnings Per Diluted Share of 18 Cents."

                                                                      EXHIBIT 99
DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         www.darden.com
                                                    NEWS/INFORMATION
                                                    Corporate Relations
                                                    P.O. Box 593330
                                                    Orlando, FL  32859

                                      Contacts:
                                      (Analysts) Matthew Stroud   (407) 245-6458
                                      (Media)    Jim DeSimone     (407) 245-4567


FOR RELEASE
December 18, 2003
4:30 p.m. EST


                    DARDEN RESTAURANTS REPORTS SECOND QUARTER
                     EARNINGS PER DILUTED SHARE OF 18 CENTS

ORLANDO, FL, December 18 - Darden Restaurants, Inc. today reported quarterly sales of $1.14 billion for the second quarter ended November 23, 2003, and earnings per diluted share of 18 cents.

"Earnings per diluted share of 18 cents were at the upper end of our guidance for the quarter," said Joe Lee, Darden's Chairman and Chief Executive Officer. "Once again, Olive Garden delivered outstanding financial performance with impressive same-restaurant sales growth and set second-quarter records for sales, operating profit, return on sales and return on capital. The quarter also featured the continued expansion of Smokey Bones, which opened an additional nine restaurants, and the completion of the planned introduction of lunch at Bahama Breeze, which is an important element of its business building plan. Red Lobster continued to face several challenges and has begun to take steps to stabilize and improve the business. We are confident that Red Lobster will regain momentum, helping Darden achieve the kind of strong financial performance we have enjoyed historically. The current range of estimates of diluted earnings per share for this fiscal year, which is $1.31 to $1.43, is relatively broad. Given the uncertainty of the timing of Red Lobster's recovery and other factors, we think that's appropriate."

Highlights for the quarter ended November 23, 2003, include the following:

o Earnings after tax in the second quarter were $31.3 million, or 18 cents per diluted share, on sales of $1.14 billion. Last year, earnings after tax were $37.5 million, or 21 cents per diluted share, on sales of $1.07 billion.

o    Total sales of $1.14 billion represent a 6.6% increase over prior year.

o Olive Garden reported its 37th consecutive quarter of same-restaurant sales growth with a 4.3% increase.

o The Company continued its share repurchase program, buying back 0.8 million shares of its common stock in the quarter.


                                     -MORE-
                                       -2-

Operating Highlights

OLIVE GARDEN'S second quarter sales of $518.5 million were 9.7% above prior year, driven by a same-restaurant sales increase of 4.3% and revenue from 25 net new restaurants in operation versus last year. This is the 37th consecutive quarter of comparable-restaurant sales growth for Olive Garden and builds on a 3.5% increase in the second quarter last year. The company's increased sales, combined with lower food and beverage expense and restaurant labor costs as a percent of sales, more than offset increased restaurant expenses and depreciation as a percent of sales, resulting in a record quarterly operating profit that also represents a strong double-digit increase over last year.

"This was a great quarter for Olive Garden," said Drew Madsen, President of Olive Garden. "Our financial results in the areas of sales, operating profit, return on sales and return on capital represent the best second quarter performance in the history of Olive Garden. We also reported another quarter of positive traffic growth due to our strong foundation of guest satisfaction and the success of our recently introduced stuffed chicken entrees. I want to thank our team at Olive Garden for their unrelenting focus on delighting our guests with a genuine Italian dining experience."

RED LOBSTER'S second quarter sales of $545.1 million were 0.7% below prior year, driven by a same-restaurant sales decrease of 3.1% that was partially offset by revenue from 10 net new restaurants in operation versus last year. Red Lobster's total sales were lower than expected. Despite lower food and beverage expenses and restaurant labor costs as a percent of sales, Red Lobster experienced increased restaurant expenses, selling, general, and administrative expenses, and depreciation as a percent of sales. These factors led to a decline in operating profit versus last year.

"Although we are disappointed with our second quarter sales and operating profit," said Dick Rivera, President and Chief Operating Officer of Darden, "we know Red Lobster is America's favorite place for seafood and we're intent on rebuilding our financial performance. We are making progress enhancing the guest experience in our restaurants and are looking forward to enhancing our promotional messages as well. We recognize there is more work ahead of us and that it will take time to accomplish all of our goals. However, our crews are energized and focused, and we will continue to improve our marketing efforts, our hospitality and our menu offerings in order to regain our guest count and sales momentum."

BAHAMA BREEZE opened three restaurants during the second quarter bringing the total number in operation to 37 restaurants. One more opening is scheduled for this fiscal year. The company also completed the introduction of lunch to most of the system during the quarter. This effort is expected to help build their business and improve financial performance as they position themselves for long-term success.

SMOKEY BONES opened nine restaurants during the second quarter, bringing the year-to-date total to 14 openings. In addition, the company has opened three more restaurants since the end of the quarter. As a result, Smokey Bones now has 56 restaurants in operation. During this fiscal year, 25 to 30 restaurants are expected to open.




                                     -MORE-

Other Actions

Darden continued the buyback of its common stock, purchasing 0.8 million shares in the second quarter. Since December 1995, the Company has repurchased a total of 100.7 million shares under authorizations totaling 115.4 million shares.


November 2003 Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week November fiscal month ended November 23, 2003. This period is the last month of Darden's fiscal 2004 second quarter.

Same-restaurant sales at Olive Garden were up 8% to 9% for fiscal November, which reflected a 6% to 7% increase in guest counts and a 2% to 3% increase in check average. The check average increase was a result of a 2% to 3% increase in pricing and a 0% to 1% decrease from menu mix changes. Last year, Olive Garden had an approximate 3% increase in same-restaurant sales during fiscal November.

Same-restaurant sales at Red Lobster were down 8% to 9% for fiscal November, which reflected a 10% to 11% decrease in guest counts and a 2% to 3% increase in check average. The check average increase was a result of a 1% to 2% increase in pricing and a 1% to 2% increase from menu mix changes. Last year, Red Lobster had a 10% to 11% increase in same-restaurant sales during fiscal November.

The Company estimates that this year's shift of Halloween from Thursday in 2002 to Friday in 2003 adversely affected November same-restaurant sales results at both Olive Garden and Red Lobster by approximately 0.6%.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $4.7 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.










                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

        11/23/03                                                        11/24/02
        --------                                                        --------
             649               Red Lobster USA                               639
              31               Red Lobster Canada                             31
          ------               ------------------                         ------
             680               Total Red Lobster                             670

             526               Olive Garden USA                              501
               6               Olive Garden Canada                             6
         -------               -------------------                       -------
             532               Total Olive Garden                            507

              37               Bahama Breeze                                  32

              53               Smokey Bones BBQ                               27

               1               Seasons 52                                      0
         -------                                                         -------

           1,303               Total Restaurants                           1,236

























                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands, Except per Share Data)
                                   (Unaudited)

                                                             13 Weeks Ended                    26 Weeks Ended

                                                      11/23/2003     11/24/2002            11/23/2003    11/24/2002
                                                      ----------     ----------            ----------    ----------
Sales                                                 $1,142,543     $1,071,531            $2,402,232    $2,246,096
Costs and Expenses:
  Cost of sales:
     Food and beverage                                   346,200        330,954               742,913       696,190
     Restaurant labor                                    375,614        353,774               767,949       723,136
     Restaurant expenses                                 191,010        170,727               381,832       340,231
       Total Cost of Sales (1)                           912,824        855,455             1,892,694     1,759,557
  Selling, general and administrative                    120,320        103,197               233,961       209,261
  Depreciation and amortization                           52,048         45,930               103,601        91,071
  Interest, net                                           10,725         10,729                21,366        20,982
           Total Costs and Expenses                    1,095,917      1,015,311             2,251,622     2,080,871
Earnings before Income Taxes                              46,626         56,220               150,610       165,225
Income Taxes                                             -15,373        -18,742               -50,763       -55,861
Net Earnings                                             $31,253        $37,478               $99,847      $109,364

Net Earnings per Share:
  Basic                                                    $0.19          $0.22                 $0.61         $0.64
  Diluted                                                  $0.18          $0.21                 $0.58         $0.61

Average Number of Common Shares Outstanding:
  Basic                                                  164,900        170,900               164,800       171,300
  Diluted                                                171,000        178,700               170,700       179,300



(1) Excludes restaurant depreciation and
      amortization as follows:                           $48,443        $42,150               $96,525       $83,973


                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                                         11/23/2003             5/25/2003
                                                                        -----------             ---------
ASSETS
Current Assets:
   Cash and cash equivalents                                                $27,806               $48,630
   Receivables                                                               25,672                29,023
   Inventories                                                              256,997               173,644
   Prepaid expenses and other current assets                                 24,736                25,126
   Deferred income taxes                                                     53,971                49,206
       Total Current Assets                                                $389,182              $325,629
Land, Buildings and Equipment                                             2,239,571             2,157,132
Other Assets                                                                183,897               181,872
            Total Assets                                                 $2,812,650            $2,664,633

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                        $167,535              $175,991
   Short-term debt                                                           70,900                    --
   Accrued payroll                                                           83,155                85,975
   Accrued income taxes                                                      50,843                67,975
   Other accrued taxes                                                       34,761                35,069
   Unearned revenues                                                         64,894                72,698
   Other current liabilities                                                222,455               202,201
       Total Current Liabilities                                           $694,543              $639,909
Long-term Debt                                                              655,066               658,086
Deferred Income Taxes                                                       160,980               150,537
Other Liabilities                                                            20,693                19,910
       Total Liabilities                                                 $1,531,282            $1,468,442

Stockholders' Equity:
   Common stock and surplus                                              $1,559,909            $1,525,957
   Retained earnings                                                      1,072,715               979,443
   Treasury stock                                                        -1,295,038            -1,254,293
   Accumulated other comprehensive income                                    -9,544               -10,489
   Unearned compensation                                                    -45,418               -42,848
   Officer notes receivable                                                  -1,256                -1,579
       Total Stockholders' Equity                                        $1,281,368            $1,196,191
       Total Liabilities and Stockholders' Equity                        $2,812,650            $2,664,633

                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                   SECOND QUARTER FY 2004 FINANCIAL HIGHLIGHTS
                      (In Millions, Except per Share Data)
                                   (Unaudited)


                                                            13 Weeks Ended                     26 Weeks Ended

                                                      11/23/2003     11/24/2002            11/23/2003    11/24/2002
                                                      ----------     ----------            ----------    ----------
Sales                                                   $1,142.5       $1,071.5              $2,402.2      $2,246.1

Net Earnings                                               $31.3          $37.5                 $99.8        $109.4

Net Earnings per Share:
  Basic                                                    $0.19          $0.22                 $0.61         $0.64
  Diluted                                                  $0.18          $0.21                 $0.58         $0.61

Average Number of Common Shares Outstanding:
  Basic                                                    164.9          170.9                 164.8         171.3
  Diluted                                                  171.0          178.7                 170.7         179.3


                                     -END-